Exhibit 99.1

Exhibit 99.1 Nerdy Q1 | 2022 Earnings Release

“ My family’s experience with Varsity Tutors has been excellent. We have worked with the same tutors in math, science, AP English, and Spanish for over a year. I’m just amazed at their ability to attract and retain such high quality educators in such a difficult labor market. I cannot highly recommend them enough. MARVIN | Parent of High School Learner “ I recently completed the NCLEX-PN tutoring and I couldn’t be happier with the outcome. I’ve taken an NCLEX class before but it was huge and the instructor couldn’t provide personal attention to everyone. I’m so proud to say I passed my exam!! I will gladly recommend Varsity Tutors to anyone that needs help! VICTORIA | NCLEX Learner “ We are pleased with the efficiency of the team throughout the initial set up of our account, answering our questions, and learning about our specific needs. Early feedback from parents and guardians indicates that tutors are great with communication to the schools when needed, and to the parents… I would highly recommend Varsity Tutors for Schools to any district considering purchasing virtual tutoring services. PAUL PIETRANTONE, ED.D. | Director of Special Programs at Orchard Park School District nerdy Q1 Earnings Release 2022 2

A Note to Our Shareholders As we report our first quarter 2022 financial results, we are increasingly optimistic about the opportunities that lie ahead for the business and our ability to lead in the transformation of how people learn. The first quarter saw a continuation of the momentum we experienced in 2021, as we once again delivered record bookings and revenues of $48.5 million and $46.9 million, respectively, for the quarter. We also experienced continued strength in our marketplace dynamics with Active Learners up 56%, Online Sessions up 57%, and the number of Active Experts on the platform up 37% compared to the first quarter of 2021. Our results reflect continued momentum in both our consumer and institutional businesses where the education demand trends we have been observing translated to strong first quarter results. And as our relationships with our customers expand and deepen, we see a growing opportunity to deliver learning solutions across both go-to-market strategies that are oriented toward more comprehensive and recurring relationships, defaulting to ‘always on’ relationships. Consumer The consumer demand we experienced in the first quarter was primarily driven by the education trends we highlighted in our last shareholder letter, including the normalization of online learning and recognition of its benefits, a greater emphasis on grades and GPA stemming from the GPA war that has resulted from test- optional university admissions, and professionals seeking continued growth and upskilling. In the first quarter, high school academics bookings grew 30%, college academics bookings grew 20%, and K-5 academic bookings grew 47% versus the same period a year ago. Our Professional Development business continued to experience strong demand with bookings growing 57% in the quarter versus the first quarter of 2021. This bookings strength was partially offset by test prep, including the Veritas Prep business we discontinued in the fourth quarter. Test prep for exams like the SAT, ACT, GRE, and other similar exams represented less than 7% of consumer bookings in the quarter. That demand has shifted toward academic tutoring and is driving a focus on long-term relationships focused on maximizing grades and GPA, which we believe is a significant and long-term tailwind. We believe these education demand trends are resulting in consumer interest in supplemental learning solutions that support a more consistent use pattern over extended periods of time and a default to recurring, ‘always on’ relationships. As a result, in the first quarter we continued to evolve our product offering to better meet the needs of Learners by expanding the launch of a monthly membership program to complement our current package sales model. The membership model orients customer relationships toward consistent, weekly use over extended periods of time, which we believe will both increase the number of customers that utilize our offerings and enhance lifetime value. Based on the exciting early results, we plan to continue to expand the membership program to further increase customer reach. We have provided additional details about this effort in the “Membership Model” section below. Institutional Switching to the institutional side of our business, Varsity Tutors for Schools is resonating with schools, and we are continuing to observe strong demand trends in this category. Demand is supported by the Great Unbundling of education in schools, with schools increasingly leveraging online learning platforms to augment and supplement traditional schooling. We have been building on the foundation we laid last fall, adding school district partnerships, shortening implementation timelines, enhancing our existing product offering, and investing in the development and go-to-market strategies of several new products aimed at this key upcoming back-to-school period. In support of Nerdy’s Learning Platform as a Service offering for institutional customers, we are continuing to execute on our product roadmap shared in our last shareholder letter. In particular, we are introducing two new offerings aimed at enabling school districts to provide ‘always on’ learning solutions to further support teachers and students, in addition to our existing High- Dosage Tutoring product. nerdy Q1 Earnings Release 2022 3

A Note to Our Shareholders (cont’d) New Institutional Products Varsity Tutors On-Demand A district-wide solution that provides universal support to all students with access to 24/7, on-demand, self-directed learning tools, primarily via chat-based tutoring, essay editing and writing assistance delivered asynchronously, as well as access to online courses in core and enrichment subjects. This solution, which we are currently offering with several school districts and expect to broadly sell into the upcoming school year, offers school districts a more affordable entry point to third-party supplemental learning that can be made available to entire student populations. Varsity Tutors Teacher-Led Tutoring A district-wide solution that provides teachers with the opportunity to schedule face-to-face online tutoring with a consistent Expert in our Live Learning Platform for students who would benefit from personalized intervention to accelerate learning. In contrast to our High-Dosage Tutoring solution which tends to be school administrator-led and focused on a more narrow population of students, Teacher-Led Tutoring would be available to the entire student population and is led by teachers, thereby increasing access to a broader range of students and providing teachers with the supplemental support they need. Existing Institutional Product Varsity Tutors High-Dosage Tutoring Serves a targeted subset of students with intensive intervention programs designed to close significant learning gaps in recurring 1:1 or up to 1:5 group tutoring sessions, in a live, online format over a longer duration of time, such as an entire school year. The addition of these two new products for back-to- school will allow us to serve an even broader set of school districts that have new and different needs. These relationships will be structured in a “per student, per year” contract model and are intended to be deployed across the entire student base, providing a key resource for teachers. And as we have already seen with many of our existing contracts, once we develop a relationship with a school district and can demonstrate our ability to deliver effective and efficient supplemental learning solutions, we can often grow that relationship to meet the evolving needs of the school or district in the future. Enhancing Access Our newest initiatives support our ability to improve access for an even broader set of Learners in need of support, as our membership model, with its lower initial price point, will make our service more accessible to a greater number of households, and our new Varsity Tutors for Schools products offer a solution that can be deployed across entire student and teacher populations, significantly widening our scope and enhancing our impact. In Closing We believe education is shifting to an ‘always on’ model where Learners of all ages seek recurring relationships to support their learning needs, both inside and outside of traditional educational institutions. Our product offerings are continuing to evolve to meet the needs of Learners in support of these long-term customer trends, while maintaining our focus on offering solutions that improve quality, decrease cost, and improve convenience — and in the process help transform how people learn. We appreciate your interest in our Company. CHUCK COHN Founder, Chairman & CEO nerdy Q1 Earnings Release 2022 4

2021 Financial Highlights[1]

- **Record Revenue** – In the first quarter of 2022 Nerdy achieved new all-time bookings and revenue records, delivering $48.5 million in bookings and $46.9 million in revenues for the quarter, results that were 30% and 36% higher, respectively, than the first quarter of 2021. Bookings and revenue growth were driven by strength in our direct-to-consumer offerings across our academic and professional customer categories, in addition to the continued growth of *Varsity Tutors for Schools*.

- **Small Class and Group Instruction Growth** – Small class and group revenue increased 243% to reach $6.4 million in revenue, up from $1.9 million in the first quarter of 2021, and accounted for 14% of first quarter revenue, which compares to 5% in the same period a year ago. The increase was driven by the introduction of small group tutoring in *Varsity Tutors for Schools*, as well as continued adoption of small group classes among the consumer audience.

- **Strong Marketplace Dynamics** – Nerdy's key operating metrics continued to demonstrate strong performance, with Active Learners up 56% and Online Sessions up 57% compared to the first quarter of 2021. The number of Active Experts on the platform increased 37% versus the same period in the prior year.

- **Institutional Momentum** – *Varsity Tutors for Schools* revenue is on track for the year. In the first quarter *Varsity Tutors for Schools* signed 61 new contracts and yielded over $4.6 million in revenue, representing nearly 10% of first quarter revenue, demonstrating strong early adoption. We executed on platform enhancements and advanced both our existing product offering as well as building new ones oriented around positioning Nerdy as the live learning solution of choice for schools as we enter the 2022-2023 school year.

- **Gross Profit** – Gross profit of $32.8 million in the first quarter increased 40% year-over-year. Gross profit increases were driven by growth across consumer one-on-one audiences such as Academic Tutoring, Professional Development, and Learning Differences, growth in our small class and group format, and the addition of our institutional business *Varsity Tutors for Schools*.

- **Liquidity and Profitability** – With no debt and $141.7 million of cash on our balance sheet, Nerdy has ample liquidity to fund the business and to pursue growth initiatives. In light of the volatile global macroeconomic environment, we are paying close attention to costs and investments with an eye toward profitability within 2023 as previously communicated.

- **Net Loss and Adjusted EBITDA** – Net loss was $(31.7) million in the first quarter versus a net loss of $(5.7) million in the first quarter of 2021. Excluding non-recurring one-time items, mark-to-market derivative adjustments, and non-cash stock compensation expenses, adjusted net loss was $(8.2) million for the first quarter of 2022 versus $(3.2) million in the first quarter of 2021. Nerdy reported a Non-GAAP adjusted EBITDA loss of $(6.6) million in the first quarter of 2022 compared to Non-GAAP adjusted EBITDA loss of $(0.3) million in the same period one year ago. For both Non-GAAP adjusted net loss and Non-GAAP adjusted EBITDA loss, revenue and gross profit improvements were offset by investments in marketing, technology and product capabilities, and the continued build out of *Varsity Tutors for Schools*. In addition, we previously expanded and enhanced our finance, accounting, and legal functions in connection with being a newly public company. We expect to gain operating leverage from these investments in 2023 and beyond. See pages 17 to 18 for reconciliations of non-GAAP measures to the most directly comparable GAAP financial measure.

30%	36%	69.8%
YoY Growth	YoY Growth	Gross Margin
$48.5M in Bookings Q1 '22	$46.9M in Revenue Q1 '22	Q1 '22

1. Please see the section titled "Key Performance Metrics and Non-GAAP Financial Measures" on pages 20 to 22 for KPI definitions and information regarding the use of non-GAAP financial measures.

nerdy Q1 Earnings Release 2022 5

2022 Outlook The launch of our membership model is aimed at simplifying the business and driving higher lifetime value relationships. Because revenue is recognized on a linear basis over the term of the contract versus being front weighted (typically over the first three to six months) as is the case in our existing package model, this results in lower revenue recognition in the near- term for membership customers, followed by higher revenue recognized thereafter. While this evolution toward subscription offerings results in lower near term revenue and adjusted EBITDA, we believe the continued evolution towards an ‘always on’ membership model is the right long-term decision to support Learners and accelerate growth and profitability in the years ahead. Following higher levels of consumer bookings in January and February, we also experienced a decrease in consumer bookings growth rates in March and April, in line with the broader global macroeconomic background. We also continue to expect heightened levels of travel and vacation this coming summer, and less enrollment in summer academic activities. The net effect of these changes is that we are updating our guidance as follows: Revenue Guidance For the second quarter of 2022, we expect revenue in a range of $37-40 million, up 17% at the midpoint from $32.8 million in the year-ago quarter. For the full year 2022, we expect revenue of $160-175 million, representing 19% growth at the midpoint vs. our 2021 revenue of $140.7 million. We expect sequential revenue declines in the second and third quarters primarily due to the evolution towards a membership model, as well as recent consumer bookings trends and the expectation for heightened summer travel, which primarily impacts the third quarter. We then expect revenue re-acceleration in the fourth quarter during the key back-to-school period driven by anticipated consumer demand and higher revenues from Varsity Tutors for Schools, which we expect to ramp into the 2022-2023 academic school year starting in August. Adjusted EBITDA Guidance We continue to actively monitor the level and pace of investments given the recent macroeconomic backdrop. Our 2022 adjusted EBITDA guidance for both the second quarter and full year reflect investments to support growth in the direct-to-consumer and institutional categories in order to capitalize on the long-term opportunity of ‘always on’ learning solutions. The early sales conversion and engagement trends we are observing related to our membership model, coupled with the positive customer feedback we have received, give us even greater conviction in these investments. For the second quarter of 2022, we expect a Non-GAAP adjusted EBITDA loss in a range of $9-12 million For the full year 2022, we expect a Non-GAAP adjusted EBITDA loss in the range of $28-38 million We have no debt and $141.7 million of cash on our balance sheet, which is more than sufficient to fund our business to expected profitability by the end of 2023. nerdy Q1 Earnings Release 2022 6

Membership Model As we continue to evolve our product and pricing strategy to meet the changing needs of Learners, in the first quarter we launched a monthly membership offering to complement our current package model. We believe the new membership model simplifies our go-to-market strategy given the standard and straightforward approach to pricing and meeting frequency, while also introducing a lower initial price point for Learners seeking supplemental learning support. Under the membership model, customers pay a fixed monthly rate for a minimum contract term ranging from three to thirty-six months, with the number of sessions per month varying from one to three times per week. This model provides customers with the ‘always on’ recurring relationships they are seeking to support their learning needs. Typical monthly prices for a contract meeting once per week are in the range of $200 to $325 per month, with cost savings if Learners meet more frequently. We believe this represents an accessible and compelling price point for customers that eliminates the need for advance payment-in-full under our package model. We are encouraged by the early Learner engagement and consumption data, which suggests that membership customers experience a significant increase in the percentage of Learners that are actively meeting on a recurring basis, with the membership model oriented approach encouraging more consistent consumption patterns. We believe these higher levels of engagement can lead to improved learning outcomes and therefore greater Learner satisfaction, which over time we believe will result in improved customer retention. And, importantly, the lower initial investment under this model will make our service more accessible to Learners, further growing our total addressable market (“TAM”). The membership model also simplifies our sales process and has led to early sales conversion improvements. When we offer a prospective customer a membership, more customers sign up for the membership program as compared to the 1:1 package equivalent. The membership model should also improve the predictability of our revenues, with early data suggesting it can further enhance customer lifetime value (“LTV”). We believe the membership model will enable us to further strengthen our long-term relationships with Learners as we continue to deliver a high-quality, low cost, and more convenient supplemental learning solution that is transforming the way people learn. MEMBERSHIP MODEL BENEFITS Learning that defaults to ‘always on’ and recurring Price that is accessible to more households, attracting new customers and growing our potential total addressable market Drives greater revenue predictability over time Early Data Suggests: Greater engagement, which can lead to higher lifetime value More consistent consumption, which can lead to improved learning outcomes and customer retention Higher sales conversion compared to 1:1 package equivalent nerdy Q1 Earnings Release 2022 7

Continued LTV Momentum[1] and Learner Engagement

As the long-term education trends we highlighted in February persist, including the increased adoption and normalization of online learning, the GPA War, and heightened ownership and personal accountability for learning outcomes, we continue to see strong engagement and demand for our services.

As a result, our recent cohorts' LTV continues to expand higher than previous periods, demonstrating both LTV momentum and durability. Note, the fourth quarter is the last mature cohort of data given 90 days of maturation from time of sale.



Q1
+23.3%[2]
Q2
+7.8%[2]
Q3
+45.9%[2]
Q4
+29.6%[2]
2021
2020
2019

Our platform served 74,000 Active Learners and hosted 748,000 Online Sessions in the first quarter, representing growth of 56% and 57%, respectively, over the same period in the prior year. The period-over-period increase reflects Active Learner and Online Session growth resulting from the successful launch and implementation of *Varsity Tutors for Schools*, as well as increased consumer engagement and continued strong demand for one-on-one online learning. With Active Experts increasing 37% over the first quarter of 2021, our Sessions Taught per Active Expert were relatively flat year-over-year.

Active Learners[3]
(in thousands)



+56%
Q1 2022 YoY
23
25
23
27
28
30
38
44
47
54
52
56
74
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Online Sessions[3]
(in thousands)



+57%
Q1 2022 YoY
133
136
126
154
167
224
312
411
477
468
451
524
748
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Sessions Taught per Active Expert[3]
(in thousands)



-2%
Q1 2022 YoY
24
23
22
27
27
31
31
40
43
41
31
37
42
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

We continue to believe that the combination of our unique platform, product offerings, and ability to deliver high-quality live learning at scale, personalized to each Learner, positions us for continued growth as the education landscape rapidly evolves.

1. X-axis represents elapsed quarters and Y-axis represents net LTV. Total Bookings Lifetime Value ("LTV") defined as new one-on-one customer cohort actual spend for historical months, multiplied by average gross margin rate. Bookings is a non-GAAP measure representing client purchases inclusive of payments due within 30 days minus refunds recorded during the period, a close proxy for cash receipts from customers.
2. Percentage change represents the most mature quarter LTV vs. 2019.
3. Please see the section titled "Key Performance Metrics and Non-GAAP Financial Measures" on pages 20 to 22 for KPI definitions.

nerdy Q1 Earnings Release 2022 8

Financial Discussion We are pleased to report our first quarter 2022 financial results. Our business continued its growth momentum during the quarter as we further expanded our product offerings to reach new audiences while refining and enhancing the user experience. Revenue Revenue for the three months ended Mar. 31, 2022 was $46.9 million, an increase of 36% from $34.6 million during the same period in 2021. We continue to see momentum as we innovate and bring new products to market to deepen relationships with Learners. For example, our small class and group revenue increased 243% over the first quarter of 2021 driven by the introduction of small group tutoring in Varsity Tutors for Schools as well as continued adoption of small group classes among our consumer audience. Gross Profit and Gross Margin Gross profit of $32.8 million for the three months ended Mar. 31, 2022 increased by $9.4 million and 40% compared to the same period in 2021. Gross margin of 69.8% for the three months ended Mar. 31, 2022 was 220 bps higher than gross margin of 67.6% during the comparable period in 2021. Gross profit increases were driven by growth across consumer one-on-one audiences, growth in our small group class format, and the introduction of new products, including Varsity Tutors for Schools. Sales and Marketing Sales and marketing expenses for the three months ended Mar. 31, 2022 on a GAAP basis were $23.0 million, an increase of $8.4 million from $14.6 million in the same period in 2021. Excluding non-cash stock compensation, sales and marketing expenses for the three months ended Mar. 31, 2022 were $21.9 million, or 46.7% of revenue, compared to $14.6 million, or 42.2% of revenue in the same period in 2021. In the first quarter we continued to make investments in marketing, targeting new audiences and advertising in new formats, to drive customer acquisition, brand awareness, and reach. We also made investments in growing our sales organization to support Varsity Tutors for Schools. Marketing expenses as a percentage of revenue may fluctuate from quarter to quarter based on bookings, consumption patterns that drive revenue levels, seasonality, and the timing of our investments in marketing activities. nerdy Q1 Earnings Release 2022 9

General and Administrative General and administrative expenses for the three months ended Mar. 31, 2022 on a GAAP basis were $30.5 million, an increase of $17.3 million from $13.2 million in the same period in 2021. Excluding non-recurring one-time items and non-cash stock compensation expenses, general and administrative expenses for the three months ended Mar. 31, 2022 were $19.1 million, or 40.7% of revenue, compared to $10.7 million, or 30.9% of revenue in the first quarter of 2021. In the first quarter 2022, investments in new product development resulted in higher expenses. Consistent with our forecast, we moved quickly to bring in new talent across engineering and product to drive new product innovation and growth. We are pleased with the progress filling key roles and have found that employees are attracted to our remote-first, mission-driven culture and orientation toward innovation. We have also continued to build and scale the institutional team and launch a new suite of product capabilities focused on accelerating our product roadmap. In addition, our general and administrative expenses now reflect the increased finance, accounting, and legal costs of being a newly public company. Net Loss, Non-GAAP Adjusted EBITDA Loss, and Non-GAAP Adjusted Net Loss Net loss on a GAAP basis was $(31.7) million for the three months ended Mar. 31, 2022, a decrease of $26.0 million from a net loss of $(5.7) million in the same period in 2021. For the three months ended Mar. 31, 2022, the decrease in GAAP earnings was largely driven by mark-to-market derivative adjustments and higher non-cash stock compensation expenses. Excluding these items, Non-GAAP adjusted net loss was $(8.2) million for the three months ended Mar. 31, 2022, a decrease of $5.0 million from a Non-GAAP adjusted net loss of $(3.2) million in the same period one year ago. Non-GAAP adjusted EBITDA loss was $(6.6) million in the first quarter of 2022 compared to a Non-GAAP adjusted EBITDA loss of $(0.3) million in the first quarter of 2021. As described above, the higher Non-GAAP adjusted EBITDA losses in 2022 were driven by strategic investments in: (i) platform and technology investments that will enable us to quickly scale into serving new audiences over time, building once and leveraging many times, (ii) the build out of our institutional offering led by the introduction of Varsity Tutors for Schools, and (iii) a one-time step-up in our administrative expenses associated with being a publicly listed company. See pages 17to 18 for reconciliations of Non-GAAP measures to the most directly comparable GAAP financial measure. Liquidity and Capital Resources As of Mar. 31, 2022, the Company’s principal sources of liquidity were cash and cash equivalents of $141.7 million, providing ample liquidity to operate against our plan and achieve expected profitability by the end of 2023. Our ample liquidity puts us in a position of strength to strategically invest in growth initiatives as the market for supplemental learning expands in size, estimated to reach upwards of $75 billion by 2025, and quickly shifts from offline to online. nerdy Q1 Earnings Release 2022 10

About Nerdy We believe that improving yourself is a brave and noble goal and that asking for help is a sign of strength—the first step on your journey towards becoming the very best version of yourself. We believe that innovative technology can make all the difference. At Nerdy, we are aiming to seamlessly connect Experts and Learners in any subject, anywhere, any time—and to make learning more personalized and accessible. For all of the advances in technology over the first 20 years of the 21st century, learning and education have continued to lag other consumer driven industries. Learning has remained rooted in predominantly brick-and-mortar offline solutions oriented around teaching to the average and not the individual. Every day, millions of students and professional Learners in our country struggle to get the help they need to master the subjects they are attempting to learn. Whether it is seeking help understanding algebra, chemistry, learning to code, studying for a nursing exam, or attempting to comprehend thousands of other topics, Learners are increasingly looking for help to supplement their in-classroom education or on-the-job training. And similarly, education institutions are now seeking to leverage third-party, technology-based supplemental learning solutions to support their teachers and students as the need for personalized learning has expanded following the pandemic. We created Nerdy to help these Learners and institutions get the help they need from the Experts who are most qualified to provide the assistance. And our platform-based approach can be readily adapted to meet the needs of new customer audiences over time. Advances in technology over the last 20 years created a foundation for innovation. That foundation, coupled with significant advances in machine learning and artificial intelligence, have now made it possible for Nerdy to deliver an exceptional, personalized learning experience online at scale and to do so with higher quality, more convenience, and lower costs. Our platform allows people to learn how they want, when they want, where they want, and what they want. We’ve scaled a learning experience for both Learners and Experts that is effective, engaging, and convenient. We believe that each Learner deserves an experience that is as unique as they are. To deliver on this, we offer a wide range of subjects on our platform—we’re at 3,000 and counting—and we deliver personalized learning across multiple learning formats including one-on-one instruction, small class and group offerings, large format classes, chat-based learning support, and adaptive self-study. One-on-One Instruction Small Group Classes Adaptive Self-Study Large Group Classes

Finding the exact right Expert to meet the specific and unique needs of a Learner is a critical driver of having a successful learning experience and has a profound impact on Learner satisfaction. Our technology platform identifies and curates the top Experts in every subject, then matches Learners to the most qualified Experts to help them learn.

We use machine learning to select the ideal Expert for a given Learner's needs, taking into account more than 100 variables, including Learner and Expert attributes, adaptive diagnostic assessments, and data from past learning experiences. We believe quality matching is a key differentiator for Nerdy, something legacy offline models and online directories struggle to do well. The result is an exceptional experience for Learners.

The companies that win ultimately provide more value to consumers.

Higher quality. Lower cost. More convenience.

	Nerdy's Model	Online Directories / Online Open Marketplace Models	Offline / Legacy Models
Expert Quality	Technology driven-process for identifying and curating top Experts	Limited qualifying and vetting of Experts	Limited ability to find top Experts due to constraint of local geography
Matching Students to Experts	Technology-driven process helps Nerdy identify the right Expert for each Learner's particular needs	Limited effort to match the Experts best suited to help a specific Learner and limited data captured programmatically to inform personalization	Limited ability to optimize matching due to geographic constraints and limited data captured programmatically to inform personalization
Availability of Formats	Multiple learning formats woven together into one comprehensive online experience	Limited formats typically involving one online format or only facilitating off-platform learning	Multiple offline formats requiring in-person attendance
Session Convenience	Efficient, convenient, and high customer satisfaction	Inefficient, inconsistent customer experience and satisfaction	Inefficient, inconvenient and costly

We believe that inefficiencies in traditional in-person learning models have created a significant opportunity for online learning. Online learning enables opportunities and capabilities that are simply not possible in the offline world. In an online world, there are no geographic constraints to limit the ability to find the right Expert for a Learner's specific needs, allowing Learners to find the perfect person to help, in seconds instead of days or weeks - and offering schools and institutions support at the scale they need. Learners can also receive the help they need from any location, improving access for all. We believe that we are fundamentally transforming how knowledge is exchanged across the entirety of the learning lifecycle.

nerdy Q1 Earnings Release 2022 12

Conference Call Details Nerdy’s management will host a conference call to discuss its financial results on Monday, May 16, 2022 at 5:00 PM Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-844-200-6205. Callers in Canada can dial 1-833-950-0062 and all other international callers can dial 1-929-526-1599. The Conference ID is 701450. A live webcast of the call will also be available on Nerdy’s investor relations website at nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until May 23, 2022 by dialing 1-866-813-9403 from the U.S., 1-226-828-7578 from Canada, or 44-204-525-0658 from all other locations, and entering the access code 496163. Contacts press@nerdy.com investors@nerdy.com nerdy Q1 Earnings Release 2022 13

CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$46,925	$34,565
Cost of revenue	14,152	11,192

Gross Profit	32,773	23,373
Sales and marketing expenses	22,946	14,582
General and administrative expenses	30,509	13,245

Operating Loss	(20,682)	(4,454)
Unrealized loss on derivatives	11,042	—
Interest (income) expense, net	(7)	1,237
Other expense, net	17	35

Loss before Income Taxes	(31,734)	(5,726)
Income tax expense	13	—

Net Loss	(31,747)	(5,726)
Net loss attributable to legacy Nerdy holders prior to the reverse recapitalization	—	(5,726)
Net loss attributable to noncontrolling interests	(14,902)	—

Net Loss Attributable to Class A Common Stockholders	$(16,845)	$—

Loss per share of Class A Common Stock:
Basic and Diluted	$(0.21)	$—

Weighted-Average Shares of Class A Common Stock Outstanding:
Basic and Diluted	79,619	—

REVENUE (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	%	2021	%
One-on-one	$39,039	83%	$30,860	90%
Class and group	6,354	14%	1,850	5%
Other (a)	1,532	3%	1,855	5%

Revenue	$46,925	100%	$34,565	100%

(a)	Other consists of the legacy Veritas LLC business and EduNation Limited, a company incorporated in England and Wales (“First Tutors UK”) (collectively, the “Legacy Businesses”) and other services.

Q1 Earnings Release 2022	14

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$141,715	$143,964
Accounts receivable, net	4,480	5,321
Other current assets	4,775	6,165

Total Current Assets	150,970	155,450
Fixed assets, net	11,210	10,718
Goodwill	5,717	5,717
Intangible assets, net	4,203	4,428
Other assets	4,641	832

Total Assets	$176,741	$177,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,092	$3,590
Deferred revenue	30,809	30,005
Due to legacy Nerdy holders	—	841
Other current liabilities	9,928	7,473

Total Current Liabilities	46,829	41,909
Other liabilities	52,875	39,431

Total Liabilities	99,704	81,340
Stockholders’ Equity
Class A common stock	8	8
Class B common stock	7	7
Additional paid-in capital	497,270	490,220
Accumulated deficit	(456,553)	(439,708)
Accumulated other comprehensive income	97	136

Total Stockholders’ Equity Excluding Noncontrolling Interests	40,829	50,663
Noncontrolling interests	36,208	45,142

Total Stockholders’ Equity	77,037	95,805

Total Liabilities and Stockholders’ Equity	$176,741	$177,145

Q1 Earnings Release 2022	15

CONDENSED CONSOLIDATED STATEMENTS

OF CASH FLOWS (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities
Net Loss	$(31,747)	$(5,726)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	1,422	1,317
Amortization of intangibles	157	268
Unrealized loss on derivatives	11,042	—
Stock-based compensation	12,490	502
Amortization of deferred debt charges	—	167
Changes in operating assets and liabilities:
Accounts receivable	841	(785)
Other current assets	575	(222)
Other assets	344	(19)
Accounts payable	2,503	(482)
Other current liabilities	1,764	2,646
Other liabilities	(1,126)	(1,451)
Deferred revenue	804	1,370

Net Cash Used In Operating Activities	(931)	(2,415)

Cash Flows From Investing Activities
Capital expenditures	(1,264)	(848)

Net Cash Used In Investing Activities	(1,264)	(848)

Cash Flows From Financing Activities
Payments to legacy investors	(767)	—
Payments of reverse recapitalization costs	—	(444)
Other	(49)	—

Net Cash Provided By Financing Activities	(816)	(444)

Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted cash	(5)	7

Net Decrease in Cash, Cash Equivalents, and Restricted cash	(3,016)	(3,700)
Cash, Cash equivalents, and Restricted Cash, Beginning of Year	145,879	30,682

Cash, Cash Equivalents, and Restricted Cash, End of Period	$142,863	$26,982

Supplemental Cash Flow Information
Stock-based compensation included in capitalized internal use software	$606	$—
Purchase of fixed assets included in accounts payable	88	122

Q1 Earnings Release 2022	16

RECONCILIATION OF GAAP TO NON-GAAP SALES AND

MARKETING EXPENSE (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Sales and marketing expenses	$22,946	$14,582
Less:
Stock-based compensation	1,075	—

Non-GAAP sales and marketing expenses	$21,871	$14,582

RECONCILIATION OF GAAP TO NON-GAAP GENERAL AND

ADMINISTRATIVE EXPENSE (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
General and administrative expenses	$30,509	$13,245
Less:
Stock-based compensation	11,415	502
Transaction related costs	—	2,046

Non-GAAP general and administrative expenses	$19,094	$10,697

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED

EBITDA (LOSS) (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Net Loss	$(31,747)	$(5,726)
Add:
Interest (income) expense, net	(7)	1,237
Income and franchise taxes	13	64
Depreciation and amortization	1,579	1,585
Stock-based compensation	12,490	502
Unrealized loss on derivatives	11,042	—
Transaction related costs	—	2,046

Adjusted EBITDA (LOSS)	$(6,630)	$(292)

Q1 Earnings Release 2022	17

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET LOSS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net Loss	$(31,747)	$(5,726)
Add:
Stock-based compensation	12,490	502
Unrealized loss on derivatives	11,042	—
Transaction related costs	—	2,046

Adjusted Net Loss	$(8,215)	$(3,178)

Q1 Earnings Release 2022	18

KEY FINANCIAL AND OPERATING METRICS

	Three Months Ended March 31,
Active Learners in ones	2022	2021
Active Learners	73,578	47,231

	Three Months Ended March 31,
dollars in ones	2022	2021
Revenue per Active Learner	$638	$732

	Three Months Ended March 31,
Sessions in thousands	2022	2021
Sessions	748	477

	Three Months Ended March 31,
Sessions Taught Per Active Expert in ones	2022	2021
Sessions Taught per Active Expert	42	43

	Three Months Ended March 31,
in hours	2022	2021
One-on-One Average Session Length	1.28	1.30

CAPITALIZATION RECONCILIATION (Unaudited)

(in thousands)

March 31, 2022
Class A Common Shares	80,035
Combined Interests that can be converted into shares of Class A Common Stock	70,906

Total share count excluding Earnouts	150,941
Earnouts	7,964

Total outstanding share count, end of period	158,905

Q1 Earnings Release 2022	19

Key Performance Metrics and Financial Measures

This earnings release includes non-GAAP financial measures for non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP adjusted EBITDA (loss), and non-GAAP adjusted net loss.

Non-GAAP sales and marketing expenses exclude non-cash stock compensation expenses. Non-GAAP general and administrative expenses exclude non-cash stock compensation expenses and transaction-related expenses.

Non-GAAP adjusted EBITDA (loss) is defined as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, non-recurring one-time items, gain or loss on debt extinguishment, gain or loss on mark-to-market derivative financial instruments, transaction costs, and non-cash stock-based compensation expenses.

Non-GAAP adjusted net income or loss is defined as net income or net loss, as applicable, excluding non-recurring one-time items, gain or loss on debt extinguishment, gain or loss on mark-to-market derivative financial instruments, transaction costs, and non-cash stock-based compensation expenses.

Sales and marketing expenses consist of salaries and benefits for our employees engaged in our consultative sales process. General and administrative expenses are recorded in the period in which they are incurred and include salaries, benefits, and stock-based compensation expense for certain employees as well as support services, finance, legal, human resources, other administrative employees, information technology expenses, outside services, legal and accounting services, depreciation expense, and other costs required to support our operations.

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period as calculated using the treasury stock method.

Non-GAAP measures are in addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to sales, net income, operating income, cash flows from operations, or any other performance measures derived in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. The Company believes that these non- GAAP measures of financial results provide useful supplemental information. The Company’s management uses these non-GAAP measures to evaluate the Company’s operating performance, trends, and to compare it against the performance of other companies. There are, however, a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. See the table above regarding reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Active Learners is defined as the unique number of Learners attending a paid online one-on-one instruction, a paid online class, or a paid group tutoring session in a given period (excluding Legacy Businesses and our subscription service, VT+). An increase or decrease in the number of Active Learners is a key indicator of our ability to attract and engage Learners.

Active Experts is defined as the unique number of Experts instructing an online one-on-one session, an online class, or a group tutoring session in a given period (excluding Legacy Businesses). An increase or decrease in the number of Active Experts is a key indicator of our ability to attract Experts to our marketplace.

Revenue per Active Learner is defined as GAAP revenue divided by the number of Active Learners in a given year or period.

Online Sessions are defined as the total number of online one-on-one sessions, the number of paid online group classes attendees, and the number of paid group tutoring session attendees in a given period (excluding Legacy Businesses and our subscription service, VT+).

Q1 Earnings Release 2022	20

Sessions Taught per Active Expert is calculated as the number of one-on-one sessions, the number of paid online group classes, and the number of paid group tutoring sessions per active Expert in a given period (excluding Legacy Businesses and our subscription service, VT+).

One-on-one average session length is defined as a session (e.g., an instructional meeting) between a Learner and a single Expert in an online, one-on-one setting. Amounts exclude Legacy Businesses and VT+.

Bookings represent client purchases inclusive of payments due within 30 days minus refunds recorded during the period, a close proxy for cash receipts from customers; and contracted amounts in the next 12 months for Varsity Tutors for Schools.

Management and our board of directors use these metrics as supplemental measures of our performance that are not required by, or presented in accordance with GAAP because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of items not directly resulting from our core operations. We also use these metrics for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity to expand our business and the capital expenditures required for that expansion.

Non-GAAP sales and marketing expenses, Non-GAAP general and administrative expenses, Non-GAAP adjusted EBITDA (loss), and Non-GAAP adjusted net income or loss should not be considered in isolation, as an alternative to, or superior to net loss, revenue, cash flows or other performance measure derived in accordance with GAAP. We believe these metrics are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Management believes that the presentation of Non-GAAP metrics is an appropriate measure of operating performance because they eliminate the impact of expenses that do not relate directly to the performance of our underlying business. These non-GAAP metrics should not be construed as an implication that our future results will be unaffected by unusual or other items. We are not able to provide a reconciliation of Non-GAAP adjusted EBITDA (loss) guidance for future periods to net loss, the comparable GAAP measure, because certain items that are excluded from Non-GAAP adjusted EBITDA (loss) cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude for gains or losses on mark-to-market derivative financial instruments, or share based compensation without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, net income or loss in the future. See the tables above regarding reconciliations of these Non- GAAP measures to the most directly comparable GAAP measures for historical periods.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Q1 Earnings Release 2022	21

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our intellectual property, including claims that we infringe on a third party’s intellectual property rights; risks associated with our classification of some individual and entities we contract with as independent contractors; risks associated with the liquidity and trading of the Company’s securities; risks associated with payments that we may be required to make under the tax receivable agreement; risks associated with the terms of our warrants; litigation, regulatory and reputational risks arising from the fact that many of our learners are minors; our lack of an effective control environment that meets our accounting and reporting requirements; changes in applicable laws or regulations; the possibility that COVID-19 may adversely affect our results of operations, financial position and cash flows; the possibility that we may be adversely affected by other economic, business and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 28, 2022, as well as other filings that we may make from time to time with the SEC.

Q1 Earnings Release 2022	22